Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

BLACKROCK, INC.

November 20, 2024

BlackRock, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.
The name of the Corporation is BlackRock, Inc. The Corporation was originally incorporated under the name “New Banana, Inc.” and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 8, 2024 and subsequently amended via the filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on January 24, 2024 pursuant to which the Corporation changed its name to BlackRock Funding, Inc. (collectively, the “Original Certificate of Incorporation”).
2.
The Original Certificate of Incorporation was amended and restated on October 1, 2024 and subsequently amended via the filing of a Certificate of Amendment on October 1, 2024, pursuant to which the Corporation changed its name from BlackRock Funding, Inc. to BlackRock, Inc. (collectively, the “Amended and Restated Certificate of Incorporation”).
3.
This Restated Certificate of Incorporation was adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware on November 20, 2024. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Amended and Restated Certificate of Incorporation, as heretofore amended or supplemented, and there is no discrepancy between the provisions of the Amended and Restated Certificate of Incorporation, as heretofore amended or supplemented, and the provisions of this Restated Certificate of Incorporation.
4.
The text of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is hereby integrated and restated in its entirety as follows:

FIRST: The name of the corporation is BlackRock, Inc. (hereinafter the “Corporation”).

SECOND: The registered office of the Corporation within the State of Delaware shall be at 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808, and the name of the registered agent of the Corporation at such address shall be Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: A. Authorized Shares. The Corporation shall be authorized to issue 1,000,000,000 shares of stock, of which (i) 500,000,000 shares shall be shares of Common Stock, par value $0.01 per share (the “Common Stock”) and (ii) 500,000,000 shares shall be shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such class or series, and to fix the designations, voting powers (if any), privileges, preferences and relative, participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

(1)
the designation of the class or series, which may be by distinguishing number, letter or title;
(2)
the number of shares of the class or series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;
(3)
the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends shall be paid, the form of payment thereof (whether cash, securities of the Corporation, securities of another person or other assets) and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;
(4)
whether dividends, if any, shall be cumulative or noncumulative and, in the case of shares of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series shall cumulate;
(5)
if the shares of such class or series may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;
(6)
the amount payable out of the assets of the Corporation to the holders of shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(7)
provisions, if any, for the conversion or exchange of the shares of such class or series, at any time or times, at the option of the holder or holder thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which each conversion or exchange may be made;
(8)
restrictions on the issuance of shares of the same class or series or of any other class or series of capital stock of the Corporation, if any; and
(9)
the voting rights and powers, if any, of the holders of shares of the class or series.

C. Common Stock. No stockholder shall be entitled to exercise any right of cumulative voting.

FIFTH: A. Stockholder Meetings.

(1)
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined in accordance with the Bylaws. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.
(2)
Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by:
(a)
the Chairman of the Board of Directors;
(b)
the President of the Corporation;
(c)
a majority of the Board of Directors;
(d)
any committee of the Board of Directors the powers and authority of which include the power and authority to call such meetings; or
(e)
the Chairman of the Board of Directors, the President or the Corporate Secretary of the Corporation upon a written request of one or more record holders of shares of stock of the Corporation representing ownership of not less than 15 percent of the voting power of all outstanding shares of stock in the Corporation, which request complies with the procedures for calling a special meeting of stockholders as set forth in the Bylaws, as may be amended from time to time.

B. Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be effected by written consent of such stockholders pursuant to Section 228 of the DGCL if such action has been approved in advance by the requisite vote of the Board of Directors.

SIXTH: A. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article and as provided by law.

B. Number of Directors. Subject to the rights of holders of Preferred Stock, the number of directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office.

C. Election and Term. The directors of the Corporation shall be elected annually for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified. Any vacancies created in the Board of Directors through and increase in the number of directors or otherwise may be filled in accordance with the Bylaws of the Corporation and the applicable laws of the State of Delaware.

D. Removal of Directors. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the votes of capital stock then entitled to vote in the election of directors at a meeting of stockholders called for that purpose.

E. Meetings of the Board of Directors. Meetings of the Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide.

F. Quorum; Required Vote. Except as otherwise provided by law:

(1)
at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and
(2)
the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

SEVENTH: A. Liability. A director of the Corporation shall, to the maximum extent permitted by the laws of the State of Delaware, as now or hereafter in effect, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B. Indemnification.

(1)
The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Seventh shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
(2)
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Seventh to directors and officers of the Corporation.
(3)
The rights to indemnification and to the advance of expenses conferred in this Article Seventh shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

C. Modification.

(1)
Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall not adversely affect any exclusion of liability, rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
(2)
Any repeal or modification of the laws of the State of Delaware, as are now or hereafter in effect, shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH: The Corporation shall be subject to Section 203 of the DGCL.

NINTH: The books of the Corporation may be kept (subject to any provision contained in the DGCL or other applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, in a summary way, on the application of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case maybe, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ELEVENTH: Bylaw Amendments. The Bylaws of the Corporation may be adopted, consistent with law and the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), and once adopted, any Bylaw may be altered or repealed by: (1) the affirmative vote of at least a majority of the members of the Board of Directors then in office, or (2) the affirmative vote of at least a majority of the voting power of the Voting Stock.

TWELFTH: General Right to Amend Certificate of Incorporation.

(1)
The Corporation hereby reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add thereto any other provision authorized by the laws of the state of Delaware at the time in force, and except as may otherwise be explicitly provided by any provision of this Certificate of Incorporation, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or officers of the Corporation or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form, or as hereafter amended, are granted subject to the right reserved in this paragraph (1).
(2)
Subject to the rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation may only be altered, amended or repealed, and any inconsistent provision adopted, with such action (if any) of the Board of Directors as is provided by law, and in addition to any other vote of stockholders (if any) required by law, and notwithstanding that a lower vote (or a no vote) of stockholders otherwise would be required, by the approval of at least a majority of the voting power of all Voting Stock.

THIRTEENTH: The Corporation shall have perpetual existence.

FOURTEENTH: For purposes of this Certificate of Incorporation, the following definitions shall apply:

(1)
“Capital Stock” means any and all shares (however designated, whether voting or non-voting) of capital stock issued by the Corporation.
(2)
each reference to a “person” shall be deemed to include not only a natural person, but also a corporation, partnership, joint venture, association or legal entity of any kind; each reference to a “natural person” (or to a “record holder” of shares, if a natural person) shall be deemed to include, in his, her or its representative capacity, a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.
(3)
“Voting Stock” shall mean the then outstanding shares of Capital Stock of the Corporation entitled to vote generally on the election of directors and shall exclude any class or series of capital stock of the Corporation only entitled to vote in the event of dividend arrearages or any default under any provision of such series thereon, whether or not at the time of determination there are any such dividend arrearages or defaults.

IN WITNESS WHEREOF, BlackRock, Inc. has caused this Restated Certificate of Incorporation to be executed by a duly authorized officer of the Corporation on this 20th day of November, 2024.

BLACKROCK, INC.

By: /s/ Andrew Dickson
Name: Andrew Dickson
Title: Managing Director and Secretary